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                                                                   Exhibit 10.02

                              CARDINAL HEALTH, INC.
                              AMENDED AND RESTATED
                              EQUITY INCENTIVE PLAN

SECTION 1 | PURPOSE

The purpose of the Cardinal Health, Inc. Equity Incentive Plan (the "Plan") is to assist Cardinal Health, Inc. ("CAH") and its subsidiaries (CAH and its subsidiaries, collectively, the "Company") in attracting and retaining capable employees and directors. The Plan provides for long and short term incentives to employees by encouraging and enabling them to participate in the Company's future prosperity and growth. The Plan provides for equity ownership opportunities and appropriate incentives to better match the interests of employees and directors with those of shareholders.

These objectives will be promoted through the granting to employees of equity-based awards (the "awards") in consideration for services to be rendered after the grants. The types of awards will include (i) Incentive Stock Options ("ISOs"), which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) options which are not intended to so qualify ("NQSOs") (ISOs and NQSOs are referred to together hereinafter as "Stock Options"); (iii) Restricted Shares; (iv) Performance Shares; (v) Performance Share Units and (vi) Incentive Compensation Restricted Shares. Members of CAH's Board of Directors (the "Board") who do not serve as employees of the Company ("Outside Directors") shall receive NQSOs from the Plan only as provided herein.

SECTION 2 | ADMINISTRATION

The Plan shall be administered by the Compensation and Personnel Committee (the "Committee") of the Board which shall have the power and authority to grant to eligible employees Stock Options, Restricted Shares, Performance Shares, Performance Share Units and Incentive Compensation Restricted Shares. In particular, the Committee shall have the authority to: (i) select employees of the Company as recipients of awards; (ii) determine the number and type of awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any award; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any award granted and any agreements relating thereto; and (vi) take any other actions the Committee considers appropriate in connection with, and otherwise supervise the administration of, the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee's sole discretion and shall be final and binding on all persons.

The Committee may designate persons other than its members to carry out its responsibilities under such conditions and limitations as it may set, except to the extent that such delegation is prohibited by law or would cause an award intended to be exempt from the limitation on deductibility under Section 162(m) of the Code, or from the short-

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swing profit recovery rules of Section 16(b) of the Securities Exchange Act of
1934, as amended (the "Exchange Act"), to fail to be so exempt.

SECTION 3 | ELIGIBILITY

Employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or subsidiary, in each case as determined by the Committee, are eligible to be granted awards. The participants under the Plan who are not Outside Directors shall be selected from time to time by the Committee, in its sole discretion, from among those eligible. In addition, Outside Directors are eligible to receive NQSOs as set forth in Section 9 ("Outside Director Options"), and may not receive any other awards under this Plan. Members of the Committee are eligible to receive Outside Director Options.

SECTION 4 | SHARES SUBJECT TO PLAN

The total number of the Company's common shares, without par value ("Shares"), reserved and available for distribution pursuant to awards (including without limitation Outside Director Options) hereunder ("Available Shares") shall be an amount equal to the sum of (a) 1.5% of the total outstanding Shares as of the last day of the Company's immediately preceding fiscal year, plus (b) the number of Shares available for grant under the Plan as of November 23, 1998, plus (c) any Shares related to awards that, in whole or in part, expire or are unexercised, forfeited, terminated, surrendered, canceled, settled in such a manner that all or some of the Shares covered by an award are not issued to a participant, or returned to the Company in payment of the exercise price or tax withholding obligations in connection with outstanding awards, plus (d) any unused portion of the Shares available under section (a) above for the immediately preceding two fiscal years (but not prior to the Company's fiscal year ending June 30, 1999) as a result of not being made subject to a grant or award in such preceding two fiscal years. Notwithstanding the foregoing, for the Company's fiscal year ending June 30, 1999, the number of total outstanding Shares in section (a), above, shall be calculated as of November 23, 1998, rather than June 30, 1998 (the last day of the immediately preceding fiscal year). No more than fifty percent (50%) of the Available Shares shall be granted in the form of Restricted Shares, Incentive Compensation Restricted Shares, Performance Shares and Performance Share Units. The Available Shares may consist, in whole or in part, of authorized but unissued Shares, treasury Shares, or previously issued Shares re-acquired by the Company, including Shares purchased on the open market. The maximum number of Shares with respect to which Stock Options, Performance Shares and Performance Share Units may be granted to any single participant during any single fiscal year of the Company shall be 375,000 Shares. The number of Shares with respect to which ISOs may be granted shall not exceed 3,000,000. Any of the Shares delivered upon the assumption of or in substitution for outstanding grants made by a company or division acquired by the Company shall not decrease the number of Shares available for grant under the Plan, except to the extent otherwise provided by applicable law or regulation.


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In the event of any stock dividend, stock split, share combination, corporate separation or division (including, but not limited to, split-up, spin-off, split-off or distribution to CAH shareholders other than a normal cash dividend), or partial or complete liquidation, or any other corporate transaction or event having any effect similar to any of the foregoing, then the aggregate number of Shares reserved for issuance under the Plan, the limitation on the number of Shares available under the Plan for issuance of Restricted Shares, Incentive Compensation Restricted Shares, Performance Shares and Performance Share Units, the limitation on the number of Shares subject to ISOs, the limitations on the number of Shares subject to Stock Options or Performance Shares or Performance Share Units granted to any single participant, the number and exercise price of Shares subject to outstanding Stock Options, the purchase price for Restricted Shares, the financial Performance Goals, if any, of the Shares the subject of a Performance Share or Performance Share Unit award, the number of Shares subject to a Performance Share or Performance Share Unit award or granted by a Restricted Share or Incentive Compensation Restricted Share award, and any other characteristics or terms of the awards or Plan limitations as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes, shall be appropriately substituted for new shares or adjusted, as determined by the Committee in its discretion. Any such adjustments made to NQSOs shall also be made to Outside Director Options.

If any recapitalization, reorganization, reclassification, consolidation, merger of CAH or the Company or any sale of all or substantially all of CAH's or the Company's assets to another person or entity or other transaction which is effected in such a way that holders of Shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Shares (each an "Organic Change") shall occur, in lieu of the Shares issuable upon exercise of a Stock Option or Outside Director Option or pursuant to any other award under the Plan, the Stock Option or Outside Director Option shall thereafter be exercisable for and other awards shall be issuable in such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for the number of Shares immediately theretofore acquirable pursuant to such award had such Organic Change not taken place (whether or not such Stock Option or Outside Director Option is then exercisable or other awards are then vested) after giving effect to any adjustments otherwise required or permitted under this Plan.

SECTION 5 | STOCK OPTIONS

References to Stock Options in this Section 5 shall not apply to Outside Director Options. Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Options granted under the Plan shall be in such form as the Committee may from time to time approve and the provisions of Stock Option awards need not be the same with respect to each optionee. Stock Options granted under the Plan may be either ISOs or NQSOs. The Committee may grant to any optionee ISOs, NQSOs or both types of Stock Options.

Anything in the Plan to the contrary notwithstanding, without the consent of the optionee(s) affected, no provision of this Plan relating to ISOs shall be interpreted,


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amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or to disqualify any ISO under such Section 422.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Stock Option grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Committee and accepted by the optionee. Such agreement shall describe the Stock Options and state that such Stock Options are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, not inconsistent with the Plan, as the Committee may approve.

(a) Exercise Price. The exercise price per Share issuable upon exercise of a Stock Option shall be no less than the fair market value per share on the date the Stock Option is granted; provided, that if the optionee, at the time an ISO is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of CAH or any subsidiary, the exercise price shall be at least 110% of the fair market value of the Shares subject to the ISO on the date of grant. Fair market value on the date of grant shall be determined by the Committee in good faith.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted.

(c) Exercise of Stock Options. Stock Options shall become exercisable at such time or times and subject to such terms and conditions (including, without limitation, installment or cliff exercise provisions) as shall be determined by the Committee. The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other law or other changes in circumstances occurring after the award of such Stock Options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Payment in full of the exercise price shall be paid in cash, or such other instrument as may be permitted in accordance with rules or procedures adopted by the Committee. If approved by the Committee, payment in full or in part may also be made: (i) by delivering Shares already owned by the optionee having a total fair market value on the date of such delivery equal to the option exercise price; (ii) by attestation of ownership of such already-owned Shares in such form as the Committee may prescribe; (iii) by the delivery of cash on the extension of credit by a broker-dealer to whom the optionee has submitted a notice of exercise or an irrevocable election to effect such extension of credit; or (iv) by any combination of the foregoing. No Shares shall be transferred until full payment therefor has been made.


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(e) Transferability of Stock Options. Except as otherwise provided hereunder,
Stock Options shall be transferable by the optionee only with prior approval of the Committee and only in compliance with the restrictions imposed under Section 422 of the Code, if applicable. Any attempted transfer without Committee approval shall be null and void. Unless Committee approval of the transfer shall have been obtained, all Stock Options shall be exercisable during the optionee's lifetime only by the optionee or the optionee's legal representative. Without limiting the generality of the foregoing, the Committee may, in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any Stock Option other than any ISO by an optionee to a member of the optionee's family or to a family entity. In such case, the Stock Option shall be exercisable only by such transferee. For purposes of this provision: (i) an optionee's "family" shall include the optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including through adoptive relationships, and any person sharing the optionee's household (other than a tenant or employee); (ii) a "family entity" shall include a trust in which the foregoing persons have more than fifty percent of the beneficial interest, a foundation in which the foregoing persons (or the optionee) control the management of assets, and any other entity in which the foregoing persons (or the optionee) own more than fifty percent of the voting interests; and (iii) neither a transfer under a domestic relations order in settlement of marital property rights nor a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the optionee) in exchange for an interest in that entity shall be considered to be a transfer for consideration.

(f) Termination by Death. If an optionee's employment by or service to the Company terminates by reason of death, then, unless otherwise determined by the Committee within sixty days of such death, each Stock Option held by such optionee shall be exercisable in full from and after, and any unvested portion thereof shall vest upon, the sixtieth day after such death. Each Stock Option held by such optionee may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at or after grant or death) from the date of death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(g) Termination by Reason of Retirement. If an optionee's employment by or service to the Company terminates by reason of retirement, then, unless otherwise determined by the Committee within sixty days of such retirement, any unexercised portion of the Stock Option will vest in accordance with its terms, and may thereafter be exercised until the earlier of (the "Exercise Period") the fifth anniversary of the date of such retirement or the expiration of the stated term of the Stock Option; provided, that any vesting that would otherwise occur during the sixty-day period beginning immediately after such retirement shall not occur until the end of such sixty-day period; and provided, further, that if the optionee has at least fifteen years of service with the Company at the time of retirement, the Exercise Period shall last until the expiration of the stated term of the Option. Notwithstanding the foregoing, if the optionee dies after retirement but before the expiration of the Exercise Period, unless otherwise determined by the Committee


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within 60 days of such death, any unexercised portion of the Stock Option shall be exercisable in full, and any unvested portion thereof shall vest upon, and the Stock Option may be exercised from and after, the sixtieth day after such death, for a period of one year (or such other period as the Committee may specify at or after grant or death) from the date of death or until the expiration of the Exercise Period, whichever period is shorter. In the event of termination of employment by reason of retirement, if an ISO is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such ISO shall thereafter be treated as an NQSO. For purposes of the Plan, unless otherwise determined by the Committee within the parameters set forth below, retirement shall mean voluntary termination of employment by a participant from the Company after attaining age fifty-five (55) and having (i) at least ten (10) years of service with the Company, including service with a subsidiary of the Company prior to the time that such subsidiary became a subsidiary of the Company, and (ii) at least five years of continuous service with the Company, excluding service with a subsidiary of the Company prior to the time that such subsidiary became a subsidiary of the Company. The Committee discretion described above shall in no event result in a definition of retirement that is more beneficial to the participant than voluntary termination of employment from the Company after attaining age fifty-five (55) and having at least three (3) years of service with the Company.

(h) Other Termination of Employment. If an optionee's employment by or service to the Company terminates for any reason other than death or retirement, any Stock Option held by such optionee which has not vested on such date of termination will automatically terminate on the date of such termination. Unless otherwise determined by the Committee at or after grant or termination, the optionee (or a transferee) will have ninety(90) days (or such other period as the Committee may specify at or after grant or termination) from the date of termination to exercise any and all Stock Options that are then exercisable on the date of termination; provided, however, that if the termination was for Cause, any and all Stock Options held by that optionee may be immediately canceled by the Committee. For purposes of the Plan, "Cause" means on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any subsidiary, or the intentional and repeated violation of the written policies or procedures of the Company.

(i) Effect of Termination of Optionee on Transferee. Except as otherwise permitted by the Committee in its absolute discretion, no Stock Option held by a transferee of an optionee pursuant to the fourth sentence of Section 5(e) shall remain exercisable for any period of time longer than would otherwise be permitted under Sections 5(f), 5(g) or 5(h) without specification of other periods by the Committee as provided in those Sections.

(j) ISO Limitations. To the extent required for "incentive stock option" status under Section 422 of the Code, the aggregate fair market value (determined as of the time of grant) of the Shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year under the Plan and any other stock option plan of the Company and its affiliates, shall not exceed $100,000.


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SECTION 6 | RESTRICTED SHARES

Restricted Shares may be granted alone or in addition to other awards granted under the Plan. Any Restricted Shares granted under the Plan shall be subject to the following restrictions and conditions, and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. The provisions of Restricted Share awards need not be the same with respect to each recipient.

(a) Price. The purchase price for Restricted Shares shall be any price set by the Committee and may be zero. Payment in full of the purchase price, if any, shall be made in cash, or such other instrument as may be permitted in accordance with rules or procedures adopted by the Committee. If approved by the Committee, payment in full or part may also be made: (i) by delivering Shares already owned by the grantee having a total fair market value on the date of such delivery equal to the Restricted Share price; (ii) by the delivery of cash on the extension of credit by a broker-dealer or an irrevocable election to effect such extension of credit; or (iii) by any combination of the foregoing.

(b) Restricted Share Award Agreement. Each Restricted Share grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Committee. Such Restricted Share Award Agreement shall describe the Restricted Shares and state that such Restricted Shares are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Committee may approve. At the time the Restricted Shares are awarded, the Committee may determine that such Shares shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company upon occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Restricted Share Award Agreement. Awards of Restricted Shares must be accepted by a grantee thereof within a period of thirty(30) days (or such other period as the Committee may specify at grant) after the award date by executing the Restricted Share Award Agreement and paying the price, if any, required under
Section 6(a).The prospective recipient of a Restricted Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

(c) Share Restrictions. Subject to the provisions of this Plan and the applicable Restricted Share Award Agreement, during a period set by the Committee commencing with the date of such award and ending on such date as determined by the Committee at grant (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Shares awarded under the Plan. In no event shall more than ten percent (10%) of the Shares authorized for issuance under this Plan (as adjusted as provided in Section 4) be granted in the form of Restricted Shares having a restriction period of less than three(3) years. The Committee shall have the authority, in its absolute discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares or to remove any or all restrictions after the grant of such Restricted Shares, provided, however, that such


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discretion shall be exercised subject to the limitations set forth in the preceding sentence, excluding discretion exercised in connection with a Grantee's termination of employment from the Company. Unless otherwise determined by the Committee at or after grant or termination, if a participant's employment by or service to the Company terminates during the Restriction Period, all Restricted Shares held by such participant still subject to restriction shall be forfeited by the participant.

(d) Stock Certificate and Legends. Each participant receiving a Restricted Share award shall be issued a stock certificate in respect of such Restricted Shares. Such certificate shall be registered in the name of such participant. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares award, the participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such award.

(e) Shareholder Rights. Except as provided in this Section 6, the recipient shall have, with respect to the Restricted Shares covered by any award, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any dividends or other distributions, with respect to the Shares, but subject, however, to those restrictions placed on such Shares pursuant to this Plan and as specified by the Committee in the Restricted Share Award Agreement.

(f) Expiration of Restriction Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the participant.

SECTION 7 | PERFORMANCE SHARES AND PERFORMANCE SHARE UNITS

Subject to the terms and conditions described herein, Performance Shares and Performance Share Units may be granted to eligible participants at any time and from time to time as determined by the Committee.

(a) Price. The purchase price for Performance Shares and Performance Share Units shall be zero unless otherwise specified by the Committee.

(b) Performance Share Agreement. Subject to the provisions of this Plan, all the terms and conditions of an award of Performance Shares or Performance Share Units shall be determined by the Committee in its discretion. Each Performance Share and Performance Share Unit shall be evidenced by an agreement executed by the recipient of the Performance Share or Performance Share Unit and on behalf of the Company by an officer designated by the Committee. Such Performance Share or Performance Share Unit Award Agreement shall describe the Performance Share or Performance Share Unit and state that such Performance Share or Performance Share Unit is subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, not inconsistent with the Plan, as the Committee may approve. Award of Performance Shares and Performance Share Units must be accepted by a grantee thereof within a period of sixty (60) days (or such other period as the Committee may specify at grant)


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after the award date by executing the Performance Share or Performance Share
Unit Award Agreement, and paying the price, if any, as required under Section 7(a).

(c) Performance Periods. Any time period (the "Performance Period") relating to a Performance Share or Performance Share Unit award shall be at least one year in length. No more than two Performance Periods may begin in any one fiscal year of the Company.

(d) Performance Goals. Performance Shares and Performance Share Units shall be earned based upon the financial performance of the Company or an operating group of the Company during a Performance Period. As to each Performance Period, within such time as established by Section 162(m) of the Code, the Committee will establish in writing targets for one of the following performance measures of the Company (and/or an operating group of the Company, if applicable) over the Performance Period ("Performance Goals"): (i) earnings, (ii) return on capital, or (iii) any Performance Goal approved by the shareholders of the Company in accordance with Section 162(m) of the Code. The Performance Goals, depending on the extent to which they are satisfied, will determine the number of Performance Shares or Performance Share Units, if any, that will be earned by each participant. Attainment of the Performance Goals will be calculated from the consolidated financial statements of the Company but shall exclude (i) the effects of changes in federal income tax rates, (ii) the effects of unusual, non-recurring and extraordinary items as defined by Generally Accepted Accounting Principles ("GAAP"), and (iii) the cumulative effect of changes in accounting principles in accordance with GAAP. The Performance Goals may vary for different Performance Periods and need not be the same for each participant receiving an award for a Performance Period. The Committee may, in its absolute discretion, subject to the limitations of Section 11, vary the terms and conditions of any Performance Share or Performance Share Unit award, including, without limitation, the Performance Period and Performance Goals, without shareholder approval, as applied to any recipient who is not a "covered employee" with respect to the Company as defined in Section 162(m) of the Code. In the event applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures as they pertain to covered employees without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

(e) Earning of Performance Shares. Performance Shares shall be issued to each recipient thereof on the later of such time as the Performance Goals are established or the first day of the applicable Performance Period. The number of Performance Shares awarded at such time shall be calculated based upon the assumption that the Performance Goals for the applicable Performance Period will be satisfied to the fullest extent. The Company, or its designated agent, shall hold all Performance Shares issued to recipients prior to completion of the Performance Period. Participants shall be entitled to all dividends and other distributions earned in respect of such Performance Shares; provided, that a Participant's right to any dividends paid in the form of Shares and any extraordinary dividends shall be subject to the same Performance Goals as the Performance Shares with respect to which they are paid or distributed. Participants shall also be entitled to vote their Performance Shares during the period from the initial award


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date to the final adjustment of the Performance Shares. After the applicable
Performance Period shall have ended, the Committee shall certify in writing the extent to which the established Performance Goals have been achieved. Subsequently, the number of Performance Shares, if any, earned by the recipient over the Performance Period shall be determined as a function of the extent to which the Performance Goals for such Performance Period were achieved. If the Performance Goals are not satisfied to the fullest extent, a recipient may earn less than the number of Performance Shares originally awarded, or no Performance Shares at all. In addition, whether or not the Performance Goals are satisfied to the fullest extent, the Committee may exercise negative discretion to reduce the number of Performance Shares or Performance Share Units to be issued if, in the Committee's sole judgment, such negative discretion is appropriate in order to act in the best interest of the Company and its shareholders. The factors to be taken into account by the Committee when exercising negative discretion include, but are not limited to, the achievement of measurable individual performance objectives established by the Committee and communicated to the participant no later than the ninetieth day of the Performance Period, and competitive pay practices. Performance Shares shall be paid in the form of Shares. Unrestricted certificates representing such number of Shares as equals the number of Performance Shares earned under the award shall be delivered to the participant as soon as practicable after the end of the applicable Performance Period.

(f) Earning of Performance Share Units. An account documenting Performance Share Units awarded shall be established for each recipient thereof on the later of such time as the Performance Goals are established or the first day of the applicable Performance Period. The number of Performance Share Units credited to a recipient's account at such time shall be calculated based upon the assumption that the Performance Goals for the applicable Performance Period will be satisfied to the fullest extent. After the applicable Performance Period shall have ended, the Committee shall certify in writing the extent to which the established Performance Goals have been achieved. Subsequently, the number of Performance Share Units, if any, earned by the recipient over the Performance Period shall be determined as a function of the extent to which the Performance Goals for such Performance Period were achieved, adjusted, if applicable, in accordance with the negative discretion of the Committee. A recipient may earn less than the number of Performance Share Units originally awarded, or no Performance Share Units at all. Performance Share Units shall be paid in the form of Company check, the amount of which shall be calculated by multiplying the fair market value per Share on the last day of the Performance Period by the number of Performance Share Units, as adjusted pursuant to the last paragraph of
Section 4.

(g) Termination of Employment or Service Due to Death or at the Request of the Company Without Cause. In the event the employment by or service of a participant is terminated by reason of death, or by the Company without Cause during a Performance Period, unless determined otherwise by the Committee, the participant or his legal representative, as applicable, shall receive a prorated payout with respect to the Performance Shares and Performance Share Units relating to such Performance Period. The prorated payout shall be based upon the length of time that the participant held the Performance Shares or Performance Share Units during the Performance Period and the progress toward achievement of the established Performance Goals. Distribution of


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earned Performance Shares and Performance Share Units, if any, shall be made at the same time payments are made to participants who did not terminate employment during the applicable Performance Period.

(h) Termination of Employment or Service for Other Reasons. In the event that a participant's employment or service terminates for any reason other than those reasons set forth in paragraph (g) of this Section 7, all Performance Shares and Performance Share Units shall be forfeited by the participant to the Company, except as otherwise determined by the Committee.

(i) Nontransferability. Except as otherwise provided herein, no Performance Share or Performance Share Unit may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Further, a participant's rights under the Plan shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

SECTION 8 | INCENTIVE COMPENSATION RESTRICTED SHARES

Each employee participating in this Plan who also participates in the Company's Management Incentive Plan (the "Incentive Compensation Plan") may be eligible, in the Committee's sole discretion, to elect to receive all or a portion of the annual incentive compensation ("Incentive Compensation") payable to the employee under the Incentive Compensation Plan in the form of Incentive Compensation Restricted Shares. To elect the payout of all or a portion of annual Incentive Compensation in Incentive Compensation Restricted Shares, an employee must complete and submit to the Committee an Incentive Compensation Restricted Shares Election Form after the Committee has determined the factor set forth in Section 8(c)(B) and the vesting schedule of the Incentive Compensation Restricted Shares, but in any event, prior to the date established by the Committee for election of such deferral. The Incentive Compensation Restricted Shares shall be evidenced by an Incentive Compensation Restricted Shares Agreement executed on behalf of the Company by an officer designated by the Committee and accepted by the employee. Such agreement shall describe the Incentive Compensation Restricted Shares and state that such Incentive Compensation Restricted Shares are subject to all terms and provisions, not inconsistent with the Plan, as the Committee may approve. Terms and conditions of Incentive Compensation Restricted Shares shall include the following:

(a) Deferral Election. Within such limits as the Committee may establish, any portion of annual Incentive Compensation can be elected for payout in Incentive Compensation Restricted Shares, in a dollar amount or as a percentage of total Incentive Compensation, or as a percentage of total Incentive Compensation with a stated maximum dollar amount.

(b) Issuance of Incentive Compensation Restricted Shares. Incentive Compensation Restricted Shares will be issued on the same date that cash payouts are made under the Incentive Compensation Plan, based on the fair market value of the Shares on the date of the issuance.

(c) Number of Shares. The number of Incentive Compensation Restricted Shares granted to an employee will equal the product of (A) that number of Shares as have an aggregate fair market value equal to the dollar amount of the annual Incentive Compensation to be received in the form of Incentive Compensation Restricted Shares multiplied by (B) a factor greater than or equal to 1.00, but less than or equal to 1.30, as determined by the Committee prior to the date established by the Committee for the deferral election to be made.

(d) Termination of Employment Due to Death, Disability or Retirement or at the Request of the Company Without Cause. If the employee's employment is terminated by reason of death, disability or retirement or by the Company without Cause, all of the restrictions applicable to unvested Incentive Compensation Restricted Shares shall be waived and all Incentive Compensation Restricted Shares shall be immediately vested. If the employee's employment is terminated for any other reason, the Incentive Compensation Restricted Shares held by that employee will be forfeited as of the date of such termination; provided, however, that the Committee may, in its sole discretion, provide that such Incentive Compensation Restricted Shares will not so terminate. In such event, such Incentive Compensation Restricted Shares will vest in accordance with the vesting schedule set forth in the Incentive Compensation Restricted Shares Agreement or on such accelerated basis as the Committee may determine at or after grant or termination of employment.

(e) Application of Section 6. Except to the extent inconsistent with this
Section 8, the provisions of Section 6 and all other provisions of the Plan pertaining to Restricted Shares shall be applicable to Incentive Compensation Restricted Shares.

SECTION 9 | OUTSIDE DIRECTOR OPTIONS

(a) Administration. Outside Directors shall be eligible to participate in the Plan only as expressly set forth in this Section 9. The Committee shall have no power to determine which Outside Directors will receive Outside Director Options, the amount of such Outside Director Options, or the terms of such Outside Director Options to the extent provided in subsections (b) through (i) below. None of the provisions of Section 5 applicable to Stock Options shall be applicable to Outside Director Options.

(b) Eligibility and Grant. Outside Director Options shall be NQSOs. All Outside Director Options shall be evidenced by a written agreement, which shall be dated as of the date on which an Outside Director Option is granted, signed by an officer of the Company authorized by the Committee, and signed by the Outside Director. Such agreement shall describe the Outside Director Options and state that such Outside Director Options are subject to all terms and provisions of the Plan.

(c) Vesting. All Outside Director Options shall be fully vested on the date of grant.

(d) Number of Shares. Each individual first elected or appointed to serve as a director of the Company at or after adjournment of the Company's annual meeting of shareholders (an "Annual Meeting") in 1997 who is an Outside Director shall, upon such election or appointment, automatically be granted options for that number of Shares having a fair market value of $150,000 (each an "Initial Grant"). In addition, commencing immediately after the adjournment of the Annual Meeting in 1997 and continuing on an annual basis, immediately following the adjournment of each succeeding Annual Meeting thereafter during the term of this Plan each Outside Director whose term did not expire at that Annual Meeting and who has then served as a director of the Company for a consecutive period of time which includes each of the last three Annual Meetings (i.e., including the Annual Meeting then just adjourned) shall automatically be granted additional Outside Director Options for that number of Shares having a fair market value of $100,000 (each an "Annual Grant"). Beginning on July 1, 2000, and on every third July 1 thereafter, the dollar value of the Initial Grants and Annual Grants shall automatically be increased under this Plan by a percentage equal to that percentage by which the fair market value per Share has increased in the immediately preceding three-year period, not to exceed a forty-five percent (45%) aggregate increase over any such three-year period. For purposes of this
Section 9, fair market value means the last sale price of the Shares on the applicable date (or, if no sale of Shares occurs on such date, on the next preceding date on which a sale occurred) as reported on the New York Stock Exchange Composite Tape.

(e) Exercise Price. The exercise price per Share purchasable under an Outside Director Option shall be equal to the fair market value on the day the Outside Director Option is granted.

(f) Maximum Term. Each Outside Director Option shall be exercisable for ten (10) years from the date of grant; provided, however, that in the event an Outside Director's service to the Company is terminated for Cause, each Outside Director Option held by that Outside Director on the date of termination shall be canceled effective as of such termination date.

(g) Transferability of Outside Director Options. Except as otherwise provided hereunder, Stock Options shall be transferable by the Outside Director only with prior approval of the Committee. Any attempted transfer without Committee approval shall be null and void. Unless Committee approval of the transfer shall have been obtained, all Outside Director Options shall be exercisable during the Outside Director's lifetime only by the Outside Director or the Outside Director's legal representative. Without limiting the generality of the foregoing, the Committee may, in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any Outside Director Option by an Outside Director to a member of the Outside Director's family or to a family entity. In such case, the Outside Director Option shall be exercisable only by such transferee. For purposes of this provision: (i) an Outside Director's "family" shall include the Outside Director's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including through adoptive relationships, and any person sharing the Outside Director's household (other than a tenant or employee); (ii) and a "family entity" shall include a trust in which the foregoing persons have more than fifty percent of the beneficial interest, a foundation in which the foregoing persons (or the Outside Director) control the management of assets, and any other entity in which the foregoing persons (or the Outside Director) own more than fifty percent of the voting interests; and
(iii) neither a transfer under a domestic relations order in settlement of marital property rights nor a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the Outside Director) in exchange for an interest in that entity shall be considered to be a transfer for consideration.

(h) Method of Exercise. Outside Director Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased. No Shares shall be transferred until full payment therefor has been made. Payment for exercise of an Outside Director Option may be made (i) in cash, (ii) by delivery of Shares already owned by the Outside Director, (iii) by attestation of ownership of such already-owned Shares, (iv) by delivery of cash on the extension of credit by a broker-dealer to whom the Outside Director has submitted a notice of exercise or an irrevocable election to effect such extension of credit, or (iv) by any combination of the foregoing.

(i) Termination of Option. Except as otherwise provided herein, if an Outside Director ceases to be a member of the Board for any reason, then all Outside Director Options or any unexercised portion of such Outside Director Options which otherwise are exercisable shall remain exercisable until expiration of the original term of such Outside Director Options.

(j) Applicability of Other Provisions to Outside Director Options. Except for
Section 5 and except to the extent inconsistent with the provisions of this
Section 9, all other terms applicable to Stock Options set forth in other sections of this Plan are applicable to Outside Director Options.

SECTION 10 | CHANGE OF CONTROL PROVISIONS

(a) Impact of Event. In the event of a "Change of Control" as defined in Section 10(b), the following acceleration, exercisability and valuation provisions shall apply:

     (i) On the date that such Change of Control is determined to have occurred, any or all Stock Options awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

     (ii) In the event that the employment of an optionee is terminated within two years after a Change of Control for any reason other than because of the optionee's death or retirement or by the Company for Cause, then all Options held by the optionee (or a transferee) that have vested as of immediately before such termination shall remain exercisable until the earlier of the third anniversary of such termination or the expiration of their original term. In the event that the employment of an optionee is terminated more than two years after a Change of Control, or within two years after a Change of Control for any reason other than because of the optionee's death or retirement or by the Company for Cause, then the provisions of Section 5(f), (g) and (h) shall govern (as applicable).

     (iii) The restrictions applicable to any or all Restricted Shares, Incentive Compensation Restricted Shares, Performance Shares and Performance Share Units shall lapse and such shares and awards shall be fully vested.

(b) Definition of "Change of Control". For purposes of Section 10(a), a "Change of Control" shall mean:

     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (x) the then outstanding common shares of CAH (the "outstanding CAH Common Shares") or (y) the combined voting power of the then outstanding voting securities of CAH entitled to vote generally in the election of directors (the "Outstanding CAH Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from CAH or any corporation controlled by CAH, (B) any acquisition by CAH or any corporation controlled by CAH, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by CAH or any corporation controlled by CAH or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (x), (y) and (z) of subsection (iii) of this Section 10(b); or

     (ii) individuals who, as of the Effective Date of this Plan, constitute the Board of CAH (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of CAH; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by CAH's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) approval by the shareholders of CAH of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding CAH Common Shares and Outstanding CAH Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns CAH or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding CAH Common Shares and Outstanding CAH Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination (including any ownership that existed in the Company or the company being acquired, if any) and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) approval by the shareholders of CAH of a complete liquidation or dissolution of CAH.

SECTION 11 | AMENDMENTS AND TERMINATION

(a) The Board may amend, alter or discontinue the Plan; provided, however, no amendment, alteration or discontinuation shall be made (i) which would impair the rights of an optionee, participant or transferee pursuant to Section 5(e) under any award theretofore granted, without the optionee's, participant's or transferee's consent, except for amendments made to cause the Plan or such award to comply with applicable law, stock exchange rules or accounting rules, or (ii) without the approval of CAH's shareholders to the extent such approval is required by applicable law, regulation or stock exchange rule.

The Committee may amend the terms of any award theretofore granted (except an Outside Director Option), prospectively or retroactively; provided no such amendment shall impair the rights of any holder without the holder's consent, unless it is made to cause the Plan or such award to comply with applicable law, stock exchange rules or accounting rules; provided, further, no Stock Option may be amended so as to decrease the exercise price of such Stock Option to reflect a decrease in the fair market value of the underlying stock.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, as well as other developments.

SECTION 12 | UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made by the

Company to a participant, optionee or transferee, nothing contained herein shall give any such participant, optionee or transferee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

SECTION 13 | GENERAL PROVISIONS

(a) Share Transfer and Distribution. The Committee may require each person purchasing Shares pursuant to a Stock Option, Outside Director Option, Performance Share, Restricted Share or Incentive Compensation Restricted Share award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the Shares without a view to the distribution thereof. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(b) Additional Arrangements. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees, consultants or Outside Directors.

(c) No Right to Award or Employment. No person shall have any claim or right to be granted an award under this Plan and the grant of an award shall not confer upon any participant any right to be retained as an employee or director of CAH or any subsidiary, nor shall it interfere in any way with the right of CAH or any subsidiary to terminate the employment or service as a director of any of the Plan's participants at any time.

(d) Tax Withholding. The Company shall have the right to require the grantee of Restricted Shares, Incentive Compensation Restricted Shares, Performance Shares or Performance Share Units or other person receiving such Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares or, in lieu thereof, to retain, or sell without notice, a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Restricted Shares, Incentive Compensation Restricted Shares, and Performance Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

The Company shall also have the right to require an optionee to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the receipt by the optionee of Shares pursuant to the exercise of a Stock Option, or, in lieu thereof, to retain, or sell without notice, a number of Shares sufficient to cover the amount required to be withheld.

In the case of any amounts withheld for taxes pursuant to this provision in the form of Shares, the amount withheld shall not exceed the minimum required by applicable law and regulations.

(e) Beneficiaries. The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

(f) Laws Governing. The Plan and all awards made and action taken thereunder shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent superseded by federal law.

(g) Government Regulation. Notwithstanding any provisions of the Plan or any agreement made pursuant to the Plan, the Company's obligations under the Plan and such agreement shall be subject to all applicable laws, rules and regulations and to such approvals as may be required by any governmental or regulatory agencies.

SECTION 14 | EFFECTIVE DATE OF AMENDMENTS TO PLAN

The amendments incorporated into the Plan hereby shall apply to grants made hereunder on or after August 11, 1999 (the "Effective Date").

SECTION 15 | TERM OF PLAN

No award shall be granted pursuant to the Plan on or after November 14, 2005, but awards granted prior to such date may extend beyond that date.

SECTION 16 | INDEMNIFICATION

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award granted under the Plan. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under or in connection with this Plan or any award granted under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him, except a judgment based upon a finding of bad faith, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Code of Regulations, contained in any indemnification agreements, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

SECTION 17 | SAVINGS CLAUSE

In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed so as to foster the intent of this Plan. This Plan is intended to comply in all respects with applicable law and regulation, including Code Section 422. In case any one or more of the provisions of this Plan (other than Section 10) shall be held to violate Code Section 422, then to the extent permissible by law, any provision which could be deemed to violate Code Section 422 shall first be construed, interpreted, or revised retroactively to permit the Plan to be in compliance with Code Section 422. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to participants who are subject to Section 16 of the Exchange Act, or covered employees as defined under Code Section 162(m) without so restricting, limiting or conditioning this Plan with respect to other participants.

SECTION 18 | AWARDS TO PARTICIPANTS OUTSIDE OF UNITED STATES

The Committee may modify the terms of any award under the Plan granted to a participant who, at the time of grant or during the term of the award, is resident or employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order to accommodate differences in local law, regulation, tax policy or custom, or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions applicable as a result of the participant's residence or employment abroad, will be comparable to the value of such an award to a participant who is resident or employed in the United States. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval of the shareholders of CAH.

                               FIRST AMENDMENT TO
                              CARDINAL HEALTH, INC.
                   AMENDED AND RESTATED EQUITY INCENTIVE PLAN

This First Amendment to the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, ("First Amendment"), is made as of August 8, 2001, pursuant to resolutions of the Board of Directors of Cardinal Health, Inc., an Ohio Corporation, adopted during a meeting held on August 8, 2001, and amends that certain Cardinal Health, Inc. Equity Incentive Plan, as amended on August 11, 1999 (the "Plan"). This First Amendment shall be applicable to all awards granted under the Plan from the date hereof and shall not be applicable to any awards granted prior to the date of this First Amendment, provided, however, that subsection 10(a) as amended by this First Amendment shall be applicable to all Stock Options granted under the Plan including those granted prior to the date of this First Amendment.

1. Any and all references in the Plan to the term "Restricted Shares" shall be deleted and in replacement thereof there shall be included reference to "Restricted Shares or Restricted Share Units" except in Section 1, Section 6 and Section 10 of the Plan.

2. The penultimate sentence of the last paragraph of Section 1 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     The types of awards will include (i) Incentive Stock Options ("ISOs"), which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) options which are not intended to so qualify ("NQSOs") (ISOs and NQSOs are referred to together hereinafter as "Stock Options"); (iii) Restricted Shares; (iv) Restricted Share Units; (v) Performance Shares; (vi) Performance Share Units and (vii) Incentive Compensation Restricted Shares.

3. Subsection (g) of Section 5 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     (g) Termination by Reason of Retirement or Disability. If an optionee's employment by or service to the Company terminates by reason of retirement or disability, then, unless otherwise determined by the Committee within sixty days of such retirement or disability, any unexercised portion of the Stock Option will vest in accordance with its terms, and may thereafter be exercised until the earlier of (the "Exercise Period") the fifth anniversary of the date of such retirement or disability or the expiration of the stated term of the Stock Option; provided, that any vesting that would otherwise occur during the sixty-day period beginning immediately after such retirement or disability shall not occur until the end of such sixty-day period; and provided, further, that if the optionee has at least fifteen years of service with the Company at the time of retirement, the Exercise Period shall last until the expiration of the stated term of the Stock Option. Notwithstanding the foregoing, if the optionee dies after retirement or disability but before the expiration of the Exercise Period, unless otherwise determined by the Committee within 60 days of such death, any unexercised portion of the Stock Option shall be exercisable in full, and any unvested portion thereof shall vest upon, and the Stock Option may be exercised from and after, the sixtieth day after such death, for a period of one year (or such other period as the Committee may specify at or after grant or death) from the date of death or until the expiration of the Exercise Period, whichever period is shorter. For purposes of the Plan, unless otherwise determined by the Committee, retirement shall mean voluntary termination of employment by a participant from the Company after attaining age fifty-five (55) and having (i) at least ten (10) years of service with the Company, including service with a subsidiary of the Company prior to the time that such subsidiary became a subsidiary of the Company, and (ii) at least five years of continuous service with the Company, excluding service with a subsidiary of the Company prior to the time that such subsidiary became a subsidiary of the Company. For purposes of the Plan, unless otherwise determined by the Committee, disability shall have the meaning specified in the Company's long-term disability plan applicable to the participant at the time of the disability.

4. The first sentence of subsection (h) of Section 5 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     If an optionee's employment by or service to the Company terminates for any reason other than death, retirement, or disability, any Stock Option held by such optionee which has not vested on such date of termination will automatically terminate on the date of such termination.

5. Section 6 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     SECTION 6 | RESTRICTED SHARES AND RESTRICTED SHARE UNITS

     Restricted Shares or Restricted Share Units may be granted alone or in addition to other awards granted under the Plan. For purposes of the Plan, "Restricted Share Units" shall mean a grant of a right to receive Shares in the future, with such units subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of performance or other objectives. Any Restricted Shares or Restricted Share Units granted under the Plan shall be subject to the following restrictions and conditions, and shall contain such additional terms and conditions in the applicable award agreement, not inconsistent with the terms of the Plan, as the Committee deems appropriate. The provisions of Restricted Share or Restricted Share Unit awards need not be the same with respect to each recipient.

     (a) Price. The purchase price for Restricted Shares or Restricted Share Units shall be any price set by the Committee and may be zero. Payment in full of the purchase price, if any, shall be made in cash, or such other instrument as may be permitted in accordance with rules or procedures adopted by the Committee. If approved by the Committee, payment in full or part may also be made: (i) by delivering Shares already owned by the grantee having a total fair market value on the date of such delivery equal to the Restricted Share or Restricted Share Unit price; (ii) by the delivery of cash on the extension of credit by a broker-dealer or an irrevocable election to effect such extension of credit; or (iii) by any combination of the foregoing.

     (b) Restricted Share and Restricted Share Unit Award Agreement. Each Restricted Share or Restricted Share Unit grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Committee. Such Restricted Share or Restricted Share Unit Award Agreement shall describe the Restricted Shares or Restricted Share Units and state that such Restricted Shares or Restricted Share Units are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Committee may approve. At the time any Restricted Shares are awarded, the Committee may determine that such Shares shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company upon occurrence of certain events determined by the Committee, in its sole discretion, and specified in the applicable Restricted Share Award Agreement. Awards of Restricted Shares or Restricted Share Units must be accepted by a grantee thereof within a period of thirty (30) days (or such other period as the Committee may specify at grant) after the award date by executing the Restricted Share or Restricted Share Unit Award Agreement and paying the price, if any, required under Section 6(a). The prospective recipient of a Restricted Share or Restricted Share Unit award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

     (c) Share Restrictions. Subject to the provisions of this Plan and the applicable Restricted Share or Restricted Share Unit Award Agreement, during a period set by the Committee commencing with the date of such award and ending on such date as determined by the Committee at grant (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares or Restricted Share Units awarded under the Plan. In no event shall more than an aggregate of ten percent (10%) of the Shares authorized for issuance under this Plan (as adjusted as provided in Section 4) be granted in the form of Restricted Shares or Restricted Share Units having a restriction period of less than three (3) years. The Committee shall have the authority, in its absolute discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares or Restricted Share Units or to remove any or all restrictions after the grant of such Restricted Shares or Restricted Share Units, provided, however, that such discretion shall be exercised subject to the limitations set forth in the preceding sentence, excluding discretion exercised in connection with a Grantee's termination of employment from the Company. Unless otherwise determined by the Committee at or after grant or termination, if a participant's employment by or service to the Company terminates during the Restriction Period, all Restricted Shares or Restricted


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

     Share Units held by such participant still subject to restriction shall be forfeited by the participant.

     (d) Stock Certificate and Legends. Each participant receiving a Restricted Share award shall be issued Shares in respect of such Restricted Shares. Such Shares shall be registered in the name of such participant. Such Shares shall be held in custody by the Company until the restrictions thereon shall have lapsed. The Committee may require that, as a condition of any Restricted Shares award, the participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such award.

     (e) Shareholder Rights. Except as provided in this Section 6, the recipient shall have, with respect to the Restricted Shares covered by any award, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any dividends or other distributions, with respect to the Shares, but subject, however, to those restrictions placed on such Shares pursuant to this Plan and as specified by the Committee in the Restricted Share Award Agreement. A participant shall not have any rights as a shareholder of the Company with respect to the Restricted Share Units, until such Restricted Share Units have vested and the Shares underlying such Restricted Share Units have been issued and registered in the name of such participant; provided that a Restricted Share Unit Award Agreement may provide for dividend equivalents to be paid with respect to outstanding Restricted Share Units.

     (f) Expiration of Restriction Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the participant. Unrestricted shares subject to vested Restricted Share Units shall be delivered to the participant pursuant to the terms of the applicable Restricted Share Unit Award Agreement.

6. Section 10 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     SECTION 10 | CHANGE OF CONTROL PROVISIONS

     (a) Impact of Event. In the event of a "Change of Control" as defined in
     Section 10(b), the following acceleration, exercisability and valuation provisions shall apply:

          (i) On the date that such Change of Control occurs, any or all Stock Options awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

          (ii) In the event that the employment of an optionee is terminated within two years after a Change of Control for any reason other than because of the optionee's death, retirement, disability or by the Company for Cause, then all Stock Options held by the optionee (or a transferee) that are vested as of


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

          immediately before such termination shall remain exercisable until the earlier of the third anniversary of such termination or the expiration of their original term. In the event that the employment of an optionee is terminated more than two years after a Change of Control, or within two years after a Change of Control because of the optionee's death, retirement, disability or by the Company for Cause, then the provisions of Section 5(f), (g) and (h) shall govern (as applicable).

          (iii) On the date that such Change of Control occurs, the restrictions applicable to any or all Restricted Shares, Restricted Share Units, Incentive Compensation Restricted Shares, Performance Shares and Performance Share Units shall lapse and such shares, units and awards shall be fully vested.

     (b) Definition of "Change of Control". For purposes of Section 10(a), a "Change of Control" shall mean:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (x) the then outstanding common shares of CAH (the "outstanding CAH Common Shares") or (y) the combined voting power of the then outstanding voting securities of CAH entitled to vote generally in the election of directors (the "Outstanding CAH Voting Securities"); provided, however, that for purposes of this subsection
          (i), the following acquisitions shall not constitute a Change of
          Control: (A) any acquisition directly from CAH or any corporation controlled by CAH, (B) any acquisition by CAH or any corporation controlled by CAH, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by CAH or any corporation controlled by CAH or (D) any acquisition by any corporation that is a Non-Control Acquisition (as defined in subsection (iii) of this Section 10(b)); or

          (ii) individuals who, as of the Effective Date of this Plan, constitute the Board of CAH (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of CAH; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by CAH's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or shares of another corporation (a "Business Combination"), unless, such Business Combination is a Non-Control Acquisition. A "Non-Control Acquisition" shall mean a Business Combination where: (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding CAH Common Shares and Outstanding CAH Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns CAH or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding CAH Common Shares and Outstanding CAH Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination (including any ownership that existed in the Company or the company being acquired, if any) and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) approval by the shareholders of CAH of a complete liquidation or dissolution of CAH.

7. The second sentence of subsection (d) of Section 13 is hereby deleted in its entirety and in replacement thereof shall be the following:

     The Company shall have the right to deduct from all dividends or dividend equivalents, as the case may be, paid with respect to Restricted Shares, Restricted Share Units, Incentive Compensation Restricted Shares, and Performance Shares the amount of any taxes which the Company is required to withhold with respect to such dividend or dividend equivalent payments, as the case may be.

                               SECOND AMENDMENT TO
                              CARDINAL HEALTH, INC.
             AMENDED AND RESTATED EQUITY INCENTIVE PLAN, AS AMENDED

This Second Amendment to the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended ("Second Amendment"), is made as of November 2, 2005, pursuant to resolutions of the Board of Directors of Cardinal Health, Inc., an Ohio Corporation, adopted during a meeting held on November 2, 2005, and amends that certain Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as last amended on August 8, 2001 (the "Plan"). This Second Amendment shall be applicable to all awards granted under the Plan from the date hereof and shall not be applicable to any awards granted prior to the date of this Second Amendment.

1. Subsection (c) of Section 9 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     (c) Vesting. All Outside Director Options shall be fully vested on the first anniversary of the date of grant.

2. Subsection (d) of Section 9 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     (d) Number of Shares. Each individual first elected or appointed to serve as a director of the Company at or after adjournment of the Company's annual meeting of shareholders (an "Annual Meeting") in 2005 who is an Outside Director shall, upon such election or appointment, automatically be granted options for that number of Shares having a fair market value of $210,000. In addition, immediately following the adjournment of the Annual Meeting in 2005, each other Outside Director whose term did not expire at that Annual Meeting shall automatically be granted additional Outside Director Options for that number of Shares having a fair market value of $167,700. For purposes of this Section 9, fair market value means the last sale price of the Shares on the applicable date (or, if no sale of Shares occurs on such date, on the next preceding date on which a sale occurred) as reported on the New York Stock Exchange Composite Tape.

3. Subsection (f) of Section 9 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     (f) Maximum Term. Each Outside Director Option shall be exercisable for seven (7) years from the date of grant; provided, however, that in the event an Outside Director's service to the Company is terminated for Cause, each Outside Director Option held by that Outside Director on the date of termination shall be canceled effective as of such termination date.

4. Subsection (i) of Section 9 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     (i) Termination of Option. Except as otherwise provided herein or in the grant agreement, if an Outside Director ceases to be a member of the Board for any reason, then all Outside Director Options which are then exercisable, or any unexercised portion of such Outside Director Options, shall remain exercisable until expiration of the original term of such Outside Director Options.


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